DELAWARE GOLDEN MEDALLION                 ALLMERICA FINANCIAL LIFE INSURANCE
VARIABLE ANNUITY APPLICATION                             AND ANNUITY COMPANY
                                     440 Lincoln Street, Worcester, MA 01653
-----------------------------------------------------------------------------
1.   OWNER(S)             PLEASE PRINT CLEARLY
-----------------------------------------------------------------------------
First                          MI                         Last

-----------------------------------------------------------------------------
Street Address

-----------------------------------------------------------------------------
City                          State                       Zip

-----------------------------------------------------------------------------
Social Security/Tax I.D.          Date of Birth/Trust         / /Male
    --     --                          /    /                 / / Female
-----------------------------------------------------------------------------
Daytime Telephone
(    )
-----------------------------------------------------------------------------
JOINT OWNER First               MI                        Last

-----------------------------------------------------------------------------
Social Security/Tax I.D.          Date of Birth              / /Male
    --      --                         /  /                  / /Female
-----------------------------------------------------------------------------
Daytime Telephone
(   )
-----------------------------------------------------------------------------
2.    ANNUITANT(S)                  PLEASE PRINT CLEARLY
-----------------------------------------------------------------------------
First                           MI                       Last

-----------------------------------------------------------------------------
Social Security/Tax I.D.          Date of Birth            / /Male
    --      --                       /  /                  / /Female
-----------------------------------------------------------------------------
JOINT ANNUITANT First           MI                       Last

-----------------------------------------------------------------------------
Social Security/Tax I.D.          Date of Birth           / /Male
   --      --                        /  /                 / /Female
-----------------------------------------------------------------------------
3. BENEFICIARY (IF BENEFICIARY IS A TRUST, PROVIDE DATE OF TRUST)
-----------------------------------------------------------------------------
If there are Joint Owners, the survivor is always Primary Beneficiary.

-----------------------------------------------------------------------------
Primary Beneficiary                                 Relationship to Owner

-----------------------------------------------------------------------------
Contingent Beneficiary                              Relationship to Owner

-----------------------------------------------------------------------------
4.  OPTIONAL RIDERS
-----------------------------------------------------------------------------
[I/We elect: / /Enhanced Death Benefit Option:     / /A       / /B  / /C
             / /Guaranteed Principal Protection:   / /10 yr.  / /15 yr.
             / /Minimum Guaranteed Annuity Payout: / /10 yr.  / /15 yr.]
-----------------------------------------------------------------------------
5.  TYPE OF PLAN TO BE ISSUED
-----------------------------------------------------------------------------
[/ /Nonqualified                      / /IRA
 / /Nonqualified Def. Comp.           / /Roth IRA
 / /401(a) Pension/Profit Sharing*    / /SEP-IRA*
 / /401(k) Profit Sharing*            / /457 Def. Comp.*
 / /403(b) TSA*
 *Attach required additional forms. Existing Case # _______________]
-----------------------------------------------------------------------------
6.  INITIAL PAYMENT
-----------------------------------------------------------------------------
Initial Payment  $
                  -----------------------------------------------------------
                       Make check payable to Allmerica Financial

If IRA, Roth IRA or SEP-IRA application, this payment is a:
Rollover/Conversion               / /Trustee to Trustee Transfer
Payment for Tax Year _____________

-----------------------------------------------------------------------------
7. ALLOCATION OF PAYMENTS
-----------------------------------------------------------------------------
[_____%   Growth and Income             _____%   Emerging Markets Series
           Series                       _____%   Delaware Balanced Series
 _____%   Devon Series                  _____%   Convertible Securities Series
 _____%   DelCap Series                 _____%   Delchester Series
 _____%   Aggressive Growth Series      _____%   Capital Reserves Series
 _____%   Social Awareness Series       _____%   Strategic Income Series
 _____%   REIT Series                   _____%   Cash Reserve Series
 _____%   Small Cap Value Series        _____%   Global Bond Series
 _____%   Trend Series                  _____%   Fixed Account
 _____%   International Equity Series   _____%   _____________________
     Guarantee Period Accounts (GPA)  [($1,000 minimum per Account)]

      GPAS ARE NOT AVAILABLE IN MARYLAND, OREGON AND PENNSYLVANIA.
[_____  % 2 Year   _____  % 5 Year   _____  % 8 Year
 _____  % 3 Year   _____  % 6 Year   _____  % 9 Year
 _____  % 4 Year   _____  % 7 Year   _____  % 10 Year]
               ALL ALLOCATIONS ABOVE MUST TOTAL 100%.

-----------------------------------------------------------------------------
8.  SECURED PRINCIPAL PROGRAM
-----------------------------------------------------------------------------
/ / Allocate part of my/our payment to the ________ year GPA such that, at the end of the Guarantee Period, the GPA value is equal to my/our payment. The remaining balance will be applied as indicated above.
-----------------------------------------------------------------------------
9. AUTOMATIC ACCOUNT REBALANCING (AAR)
-----------------------------------------------------------------------------
 / / I/We elect  [AUTOMATIC ACCOUNT REBALANCING (AAR)] among the above variable accounts:
    [/ / Monthly  / / Quarterly  / / Semi-annually  / / Annually]
-----------------------------------------------------------------------------
10.    DOLLAR COST AVERAGING
-----------------------------------------------------------------------------
[(NOT AVAILABLE WITH AUTOMATIC ACCOUNT REBALANCING.)]
 Please transfer $____________ (check ONE source account):
                 [($100 minimum)]
 (Be sure to allocate money to this source account in Section 7.)
[FROM:   / / Fixed Account     / / Capital Reserves
         / / Cash Reserve      / / Strategic Income]
[/ /Monthly       / / Quarterly      / / Semi-annually      / /Annually]
[TO: $_____Growth and Income          $_____International Equity Series
             Series                   $_____Emerging Markets Series
     $_____Devon Series               $_____Delaware Balanced Series
     $_____DelCap Series              $_____Convertible Securities Series
     $_____Aggressive Growth Series   $_____Delchester Series
     $_____Social Awareness Series    $_____Capital Reserves Series
     $_____REIT Series                $_____Strategic Income Series
     $_____Small Cap Value Series     $_____Cash Reserve Series
     $_____Trend Series               $_____Global Bond Series
 [DCA INTO THE FIXED OR GUARANTEE PERIOD ACCOUNTS IS NOT AVAILABLE.]

-----------------------------------------------------------------------------
11. TELEPHONE AUTHORIZATION
-----------------------------------------------------------------------------
I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor its affiliates and their collective directors, officers, employees and agents will be responsible for any claim arising from such action if Allmerica Financial acted on instructions in good faith in reliance on this authorization.

/ / I/We DO NOT accept this telephone authorization.
-----------------------------------------------------------------------------
 12. REPLACEMENT
-----------------------------------------------------------------------------
Will the proposed contract replace or change any existing annuity or insurance policy? / /Yes / /No

(If yes, list company name and policy number.)
                                               ------------------------------

-----------------------------------------------------------------------------
 13. REMARKS
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
14.  SYSTEMATIC WITHDRAWALS ($100 MINIMUM)
-----------------------------------------------------------------------------
A.   Frequency (Please choose one):
     / /Monthly   / /Quarterly   / /Semi-annually   / /Annually
     Withdrawals begin later of 15 days after issue or ____/____/____.
     -----------------------------------------------------------------------
B.   Program (Please choose one):
      1. / / Systematic Withdrawal without surrender charge
             / /Maximum (15% of payment)
             / /$________ per frequency
      2. / / Systematic Withdrawal (Amounts in excess of maximum may incur surrender charges)
             $_________ per frequency
      -----------------------------------------------------------------------
C.   Withdraw from:
     Systematic withdrawals are not available from the Guarantee
     Period Accounts.
      / / Pro-rata from all accounts,
     OR:   _________ % From ______________________________________
           _________ % From ______________________________________
           _________ % From ______________________________________
           _________ % From ______________________________________
     ------------------------------------------------------------------------
D.   PLEASE   / / Do Not Withhold Federal Income Taxes
              / / Do Withhold at 10% or _________ (% or $)
     ------------------------------------------------------------------------
E.   / /  I/We wish to use Electronic Funds Transfer (Direct Deposit).
          I/We authorize Allmerica Financial to correct electronically any overpayments or erroneous credits made to my contract.
                          ATTACH VOIDED CHECK

-----------------------------------------------------------------------------
NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."
NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENNSYLVANIA RESIDENTS ONLY:
"Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."
NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree."
-----------------------------------------------------------------------------
15.  SIGNATURES
-----------------------------------------------------------------------------
I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or Sep IRA application, I/we received a Disclosure Buyer's Guide. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS (WHERE GPAS ARE AVAILABLE) ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT.


-----------------------------------------------------------------------------
Signature of Owner         Date      Signature of Joint Owner           Date

-----------------------------------------------------------------------------
Signed at (City and State)
-----------------------------------------------------------------------------
16.  REGISTERED REPRESENTATIVE / DEALER INFORMATION
-----------------------------------------------------------------------------
DOES THE CONTRACT APPLIED FOR REPLACE AN EXISTING ANNUITY OR LIFE INSURANCE
POLICY?    / /YES (ATTACH REPLACEMENT FORMS AS REQUIRED)   / / NO
I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.

                                        -   -     / /    (   )
-----------------------------------------------------------------------------
Signature of Registered Representative   SSN#   TR Code   Telephone

-----------------------------------------------------------------------------
Printed Name of Registered Representative

-----------------------------------------------------------------------------
Printed Name of Broker/Dealer   B/D Client Acct. #

-----------------------------------------------------------------------------
Branch Office Street Address for Contract Delivery   Telephone